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                                    EXHIBIT 2


                BRANCH PURCHASE AND DEPOSIT ASSUMPTION AGREEMENT


           THIS BRANCH PURCHASE AND DEPOSIT ASSUMPTION AGREEMENT (the "Agreement") is made and entered into as of this 18th day of June, 1999 (the "Agreement Date"), among the following parties (the "Parties"):

i)                Bank of Albuquerque, National Association (the "Seller");

ii)               FirstBank, a federal savings bank organized under the laws of the United States of America ("FirstBank" or "Purchaser").

                                W I T N E S S E T H:

           WHEREAS, Purchaser desires to purchase certain of the assets and to assume all of the deposit liabilities of Seller's branch office facilities located in Clovis and Gallup, New Mexico and Seller desires to sell such assets and to have such deposit liabilities assumed;

           NOW, THEREFORE, in consideration of the mutual promises and conditions herein set forth, the parties hereto agree as follows:

           Section 1. DEFINITIONS. For the purpose of this Agreement, the terms defined in this Section 1 shall have the meanings assigned to them herein:

           "Adjustment Date" means the fifth Business Day after the end of the first full calendar month following the Closing Date.

           "Transferred Loan" shall have the meaning set forth in Section 2.05.

           "Branch" or "Branches" means (as the context requires) 1) the Branch Premises, 2) Seller's core banking activities and the assets specifically described in this Agreement arising from, accounted for on the books of, or relating most directly to, the Branch Premises as distinguished from the operation of Seller's other locations (whether or not related documents are maintained or accounting entries are made at the Branch Premises), or 3) both of the foregoing.

           "Branch Premises" means (collectively or individually, as the context requires) 1) Seller's full-service banking facility located in leased facilities at 300 Main Street, Clovis, Curry County, New Mexico 88101 and the lessees' interest in the leased facilities more particularly described in
Schedule 6.06 , 2) Seller's full-service facility located in leased facilities at 101 West Hill Street, Gallup, McKinley County, New Mexico 87301 and the lessees' interest in the leased facilities more particularly described in 6.06, and 3) Seller's Automated Teller Machine located in leased facilities at the Safeway Grocery Store, 701 North Highway 66, Gallup, McKinley County, New Mexico 87301.

           "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New Mexico, or is a day on which banking institutions located in New Mexico are authorized or required by law or other governmental action to close.

           "Deposit" or "Deposits" shall have the meaning set forth in
Section 3(1) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1813(1), including, without limitation, all uncollected items included in the depositors' balances and credited on the books of the Bank at the Determination Date, as further defined in Section 3.01.


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           "Determination Date" means the Seller's close of business on the last Business Day preceding the Closing Date. (The daily statement of Seller's Branches reflecting the amounts of various assets and liabilities as of the close of business on the Determination Date on a full accrual basis shall determine with respect to certain items the exact balance being transferred to Purchaser, as more specifically set out below.)

           "Equipment" means all equipment included in the books and records of Seller and relating to the operation of the Branches, described on
Schedule 6.06.

           "Fixtures" means those improvements, additions, alterations and installations constituting all or a part of the Branch Premises on and after the Agreement Date including specifically the three automated teller machines presently in use at or in connection with the Branches, described on Schedule 6.06.

           "Furniture" means all furniture included in the books and records of the Seller and relating to the operation of the Branch Premises, on and after the Agreement Date, including, without limitation, artwork, carpeting, furniture, shelving, and office supplies (other than office supplies with Seller's name or trademark.) described on Schedule 6.06.

           "Leases" means the lessee's interest in the leases and the leasehold improvements described in Schedule 6.06.

           "Loans" means all of the loans included in the books and records of Seller which were originated by the Branches. Specifically excluded from this definition are all loans which are wholly charged-off on Seller's books.


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           Section 2. PURCHASE AND SALE OF ASSETS.

                    2.01 ASSETS TO BE PURCHASED: PURCHASE PRICE. Subject to the terms and conditions provided herein, Seller agrees to sell to Purchaser at the Closing, and Purchaser agrees to purchase, the Leases, Furniture, Fixtures, and Equipment, Cash on Hand at the Branches, and Transferred Loans (collectively, the "Assets") as they exist on the Closing Date. The total purchase price for the Assets, subject to adjustment on the Determination Date in accordance with Section 2.02, shall be as follows ("Purchase Price"):

                          ASSETS                        PURCHASE PRICE
                          ------                        --------------

                    Leasehold Improvements           $111,050, as set forth on
                    and Furniture, Fixtures          Schedule 6.06
                    and Equipment


                    Transferred Loans        Unpaid principal balance on the
                                                 Determination Date of
                                                 Transferred Loans purchased
                                                 (i) plus accrued and unpaid
                                                 interest through Determination
                                                 Date, but net of unearned
                                                 income and (ii) less the
                                                 Holdback set forth in Section
                                                 2.03

                    Cash on Hand                 Face amount

                    Purchase Premium         Determined pursuant to Section 2.02

                    2.02 CALCULATION OF PURCHASE PREMIUM. The Purchase Premium shall be determined by multiplying $2,547,000.00 times a fraction the numerator of which is the average of the daily total Deposits at the Branches during the twenty (20) calendar day period immediately preceding the Determination Date and the denominator of which is $26,868,947.00, less $111,050 for the purchase of Furniture, Fixtures and Equipment and leasehold improvements as set forth on Schedule 6.06.

                    2.03 HOLDBACK. An amount equal to $250,000 shall be held back and retained by the Purchaser in an interest bearing escrow account maintained at the Purchaser (the "Holdback") to cover any losses incurred as a result of the Purchaser charging off any of the Transferred Loans, as defined below in Section 2.05 during a twelve (12) month period beginning on the Closing Date, provided such charge offs are made in accordance with Purchaser's past usual and customary policies and procedures. Before the Purchaser can charge the Holdback for any charged off Transferred Loan, the Purchaser must give the Seller written notice of the charged off Transferred Loan and the Seller shall have the right to repurchase the charged off Transferred Loan at the net book value of the Transferred Loan on the Closing Date less all payments of principal received by Purchaser after the Closing Date within ten (10) business days of the Purchaser's written notice. If the Seller does not repurchase the charged off Transferred Loan, the Purchaser shall be authorized hereby to deduct the amount of the charge off from the Holdback. After the expiration of the twelve (12) month period after the Closing Date, the Purchaser shall send the balance of the Holdback plus the interest thereon by wire transfer to the Seller.

                    2.04 ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated to the Assets based upon the schedule set forth above. Purchaser and Seller shall jointly participate in preparing Internal Revenue Service Form 8594 ("Asset Acquisition Statement under Section 1060") to be filed by Purchaser to reflect this allocation.

                    2.05 ACQUISITION OF LOANS. Purchaser has had the opportunity to make an extensive examination of the credit files containing documentation with respect to all of the


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Loans. At least ten (10) Business Days prior to the Determination Date the
Seller shall provide to the Purchaser a written list of all Loans and the Purchaser shall mark on the list of Loans all Loans which the Purchaser desires to exclude from the purchase on the Closing Date. All Loans appearing on such written list except those marked off by the Purchaser are herein called the "Transferred Loans".

           Section 3. ASSUMPTION OF LIABILITIES: NO ASSUMPTION OF OTHER LIABILITIES.

                    3.01 DEPOSIT LIABILITIES. Seller agrees to assign to Purchaser, and Purchaser agrees to assume on the Closing Date all obligations and liabilities of Seller to be performed, satisfied, and discharged on and after the Closing Date with respect to Deposits carried on the books of the Branches and existing at the Determination Date and owed to the persons, corporations and other entities (including Deposits held by Individual Retirement Accounts) named as the respective depositors in the books of the Branches at the Determination Date, including, without limitation, (a) all demand deposits, but excluding outstanding cashier's checks and other official checks of Seller, and (b) all time and savings deposits, including accrued and unpaid interest thereon computed through the Determination Date (collectively, the "Deposits"). Seller also agrees to transfer to Purchaser all signature cards, deposit contracts, canceled checks and other records required to be retained related to the Deposits in the possession of Seller or which Seller is able to obtain, using its best efforts, from Bank of America National Bank and Trust Company.

                    3.02 PAYMENT OF CHECKS, DRAFTS AND ORDERS. Purchaser agrees to pay all properly payable checks, drafts and withdrawal orders presented to it by mail, over its counters, or through clearing houses by depositors whose accounts are carried on the books of the Branch, whether drawn on the check or draft forms provided by Seller or by Purchaser, to the extent that the assumed balances of Deposits to the credit of the respective makers or drawers shall be sufficient to permit the payment thereof, and in all other respects to discharge, in the usual course of the banking business, the duties and obligations of Seller with respect to the balances due and owing with respect to the Deposits.

                    3.03 INTEREST ON ACCOUNTS ASSUMED. Purchaser agrees to pay interest on all interest bearing Deposits assumed by it in accordance with the terms thereof at the declared rate established by Seller, subject to the individual contracts relating to such Deposits and Purchaser's right to change applicable interest rates as permitted or required by law.

                    3.04 ASSUMPTION OF LEASES. Purchaser shall assume and fully discharge as they become due all liabilities arising after the Closing under the Leases.

                    3.05 NO OTHER LIABILITIES ASSUMED. Purchaser shall not assume any liabilities of Seller, of any kind or description, known or unknown, disclosed or undisclosed, except for the liabilities described in this Agreement.

           Section 4.  TAXES. PRO-RATIONS AND REIMBURSEMENTS.

                    4.01 SALES TAXES. To the extent required by law, Purchaser shall pay and remit all sales or use taxes which become due and payable by reason of the consummation of the transaction contemplated hereby.

                    4.02 AD VALOREM TAXES. Ad valorem taxes and personal property taxes accruing or assessed with respect to the Assets for the calendar year which includes the Closing Date shall be pro-rated between Purchaser and Seller as of the Closing Date. If the amount of such taxes cannot be ascertained at Closing, such pro-ration shall be done on the basis of taxes assessed for calendar year 1998.

                    4.03 UTILITIES. The net actual payment necessary to pro-rate utility bills (including without limitation monthly statements for electricity, natural gas, water, sewer, trash


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collection and telephone) shall be made by Purchaser or Seller, as applicable, on the Adjustment Date, but with the proration calculated as of the Closing Date.

                    4.04  CONTRACTS.   All equipment, maintenance, supplies
and material, and service agreements relating to the Branches ("Contracts") are listed on Schedule 6.07. On the Adjustment Date, Purchaser and Seller shall pro-rate as of the Closing Date the prepaid or partially prepaid payments under the Contracts. Seller shall assign to Purchaser, as of the Closing Date, all of Seller's rights under the Contracts and Purchaser shall indemnify and defend Seller against, and hold Seller harmless from, all liabilities arising under the Contracts after Closing and which related specifically to the Branches except for any pro-rated portion of a payment owed by Seller through the Closing Date.

                    4.05 LEASES. All payments under Leases shall be prorated as of Closing Date.

                    4.06  EMPLOYEES.

                              (a) Following the Closing Date, Purchaser shall
offer employment at the Branches to all employees of Seller employed at the Branches at base wages and salaries no less favorable than the wages and salaries currently being paid by Seller to such employees. To the extent consistent with Purchaser's existing structure for comparable positions and comparable officer titles and its current policies regarding officer titles, such employees shall be offered positions with respon sibilities and officer titles comparable to those they currently have with Seller. All such employees accepting employment with Purchaser are hereafter called the "Continuing Employees". Purchaser shall cause all Continuing Employees to have the same benefits provided by Purchaser generally to employees of Purchaser. Continuing Employees shall be credited for their actual and credited service with Seller for purposes of eligibility, vesting and benefit accrual for all Purchaser's benefit plans; provided, however, Continuing Employees shall not be credited with prior service in any defined benefit plan which Purchaser may have.

                              (b) Seller agrees that it shall render
Purchaser every assistance in soliciting certain of its employees of the Branches to accept employment with Purchaser, including but not limited to permitting Purchaser to immediately contact and solicit such employees. Purchaser acknowledges that Seller has made no assurances to Purchaser with respect to such employees' accepting positions with Purchaser and incurs no liability to Purchaser in rendering the assistance referred to herein.

                              (c) Purchaser shall have no liability to any of
Seller's current employees for any accrued wages, sick leave, vacation time, pension obligations or any other employee benefits. Purchaser will have no liability and will not assume obligations under any "employee benefit plan" (as such term is defined in the Employee Retirement Security Act of 1974, as amended) of Seller or any other obligations (including, without limitation, severance obligations) of Seller to the employees of the Branches. Seller will be responsible for fulfilling, and resolving any disputes concerning, its liabilities or obligations (including, without limitation, severance obligations) to the employees at the Branches under any such employee benefit plan or otherwise. All wages and salaries, workers' compensation payments, vacation pay and social security and unemployment taxes of employees of the Branches shall be paid by Seller for the period to and including the Determination Date. The obligation of Seller pursuant to this Section shall survive the Closing.

           Section 5.  CLOSING.

                    5.01 DATE OF CLOSING. The closing of the transactions contemplated hereby (the "Closing") shall take place at a mutually agreed time and place on a Business Day within 30 days following the satisfaction (or waiver, when appropriate) of all conditions, including the receipt of all required regulatory approvals for the transactions provided for herein, and the expiration of any statutory waiting periods applicable thereto. The date of Closing is referred to herein as the


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"Closing Date". The effective time of the Closing for the purpose of final calculation of balances of Assets transferred, liabilities assumed, and Deposits and accrued interest thereon shall be as of Seller's normal close of business on the Determination Date. Purchaser shall take possession of the Branch Premises and shall open branch offices at the Branch Premises effective at the normal opening of business on the Closing Date notwithstanding the fact that the Closing may not be concluded until later that day. Provided that the Closing is in fact consummated on the Closing Date, all banking transactions occurring (deposits, withdrawals, receipt of loan payments, accrual of interest, etc.) with respect to any Assets purchased or Deposits assumed shall be treated (as between Purchaser and Seller) as having occurred subsequently to the Closing and shall become part of the operations of the Purchaser.

                    5.02 ACTIONS OF SELLER AT CLOSING. At Closing, Seller shall:

                              (a) Execute and deliver to Purchaser in
recordable form an assignment of the Leases without any representation or warranty except as against persons or entities claiming by, through, or under Seller, together with any required consents;

                              (b) Execute and deliver to Purchaser such bills
of sale, endorsements, assignments and other instruments of transfer as reasonably required or desirable in order to evidence ownership of the Assets in Purchaser, together with any required consents;

                              (c) Deliver to Purchaser all files, documents,
papers, agreements and other records pertaining to the Assets transferred and the liabilities assumed;

                              (d) Deliver the Cash on Hand to Purchaser;

                              (e) Deliver physical possession of the Branch
Premises to Purchaser; including delivery of keys, security codes, etc.

                              (f) Pay to Purchaser by wire transfer in same
day funds a sum of money equal to the amount of (i) the Deposits assumed by Purchaser pursuant to Section 3 (including interest accrued through the Determination Date) less (ii) the Purchase Price, adjusted for prorations pursuant to Section 4.

                    5.03 ACTIONS OF PURCHASER AT CLOSING. At Closing, Purchaser shall execute and deliver to Seller an undertaking (in form and content approved by counsel to Seller provided such approval is not unreasonably withheld, delayed or denied) pursuant to which Purchaser assumes and agrees to pay and discharge in due course the Deposits being assumed and to assume, pay, discharge, perform and fulfill all obligations under the Leases and Contracts from and after the Closing Date as herein provided.

                    5.04 ADJUSTMENT DATE. The payment which is required to be made on the Closing Date shall be made pursuant to a preliminary settlement statement agreed to by the parties. On the Adjustment Date, Seller and Purchaser shall make an adjusting settlement between each other as of the Determination Date with regard to pro-rations provided in this Agreement and with regard to any errors, omissions or miscalculations with regard to amounts paid by either party on the Closing Date or subsequently; notwithstanding the foregoing, Purchaser and Seller shall make settlement with each other as often as each Business Day, if necessary, in order to reimburse the other party for cashier's checks or customer checks presented to and paid by one party but required to be paid by the other party pursuant to this Agreement.


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

           Section 6. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Purchaser as follows:

                    6.01 ORGANIZATION OF SELLER. Seller is a national banking association duly organized, validly existing and in good standing under the laws of the United States and has all requisite corporate power and authority and possesses all governmental and other permits, licenses, approvals and other authorizations to own or lease its properties and to carry on its business as now being conducted.

                    6.02 AUTHORITY; BINDING EFFECT. Seller has full right and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Seller and no other separate acts or proceedings on the part of Seller are necessary to authorize this Agreement or the transaction contemplated hereby; and this Agreement constitutes the valid and legally binding obligation of Seller. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the compliance by Seller with any of the provisions hereof will not conflict with, result in a breach of, or entitle any party to terminate or call a default with respect to any contract or instrument to which the Seller and the Assets or liabilities are subject.

                    6.03 FINANCIAL RECORDS. All books and records of the Branches have been, (and will be as of the Closing Date) kept in accordance with generally accepted accounting principles and in accordance with all applicable record retention periods under federal or state law in all material respects and the financial records of the Seller as furnished to Purchaser present fairly the financial position of the Branches.

                    6.04 LIABILITIES AND OBLIGATIONS. At the Agreement Date, the Branches had no obligation or liability, whether accrued, absolute, contingent or otherwise, which was material to the financial condition, business or obligations of the Branches or which when combined with all similar obligations or liabilities, would have been material, which has not been reflected in the Branches' financial records, or in the schedules referred to herein, nor does there exist a set of circumstances resulting from transactions effected or events occurring with respect to the Assets on or prior to the Agreement Date, or from any action omitted to be taken during such period which, to the knowledge of Seller, could reasonably be expected to result in any such material obligation or liability, except as disclosed in the financial records or in the schedules referred to herein. Since the Agreement Date, the Branches have not incurred or paid any obligation or liability relating to the Assets, except in connection with current transactions in the ordinary course of business.

                    6.05 EVIDENCE OF INDEBTEDNESS. Each note or other instrument evidencing a Transferred Loan and any related security agreement or instruments (including without limitation a guaranty or similar instrument) is a legal, valid and binding obligation of the obligator named therein, enforceable in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect), has not been participated out to another lender, and all actions necessary to perfect any related security interest have been taken. To the best knowledge of Seller, no Transferred Loan is subject to any defense, offset or counterclaim known to Seller. Should any valid offset or defense (including, but not limited to usury) based on any action of Seller occurring prior to the Closing Date be proved in a court of law or in an arbitration, Seller shall indemnify and hold Purchaser harmless therefrom.

                    6.06 PHYSICAL PROPERTIES. Schedule 6.06, to be delivered by Seller to Purchaser within ten (10) calendar days following the execution of this Agreement,


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provides an itemized list of all items of Furniture, Fixtures, Equipment and other Assets owned by Seller and located at the Branches as of the Agreement Date, except those items, if any, of Furniture and Equipment listed in
Schedule 6.06 which are not being acquired by Purchaser. Schedule 6.06 shall have attached to it true copies of the Leases. Except as noted on Schedule
6.06 Seller owns each such item of Furniture, Fixtures, Equipment and the leasehold improvements, free and clear of all liens, pledges, security interests, charges, burdens, encumbrances, options and adverse claims. The operation of the property and business of Seller at the Branches in the manner in which they were previously operated or are now operated does not, to the knowledge of Seller, violate any environmental laws, zoning ordinances or municipal regulations in such a way as could, if such laws, ordinances or regulations were enforced, result in any material impairment of the use of the Branches for the purposes for which they are now operated.

                    6.07  AGREEMENTS, CONTRACTS AND COMMITMENTS. Schedule
6.07 to this Agreement lists specifically all Contracts to which Seller is a party or by which Seller or any of the Assets is in any way affected or bound. All such Contracts are legally valid and binding and in full force and effect, and neither Seller nor, to the knowledge of Seller, any other party is in default thereunder. None of the rights of Seller thereunder will be impaired by the consummation of the transactions contemplated hereby.

                    6.08  TAXES.

                              (a) There are no tax liabilities of Seller that
could become payable by Purchaser as a result of the fact that Purchaser will be the transferee of the Assets (except only ad valorem taxes and personal property taxes which are not yet due and payable, and which are to be prorated pursuant to subsection 4.02). Seller hereby agrees to indemnify Purchaser and hold Purchaser harmless from any tax liabilities of Seller that may become payable by Purchaser because of the transfer of the Assets (except pursuant to subsection 4.02).

                              (b) With respect to all interest bearing
accounts assigned to Purchaser, the records of Seller transferred to Purchaser contain or will contain all information and documents (including without limitation properly completed Forms W-9) necessary to comply in all material respects with all information reporting and tax withholding requirements under federal and state laws, rules and regulations, and such records identify with specificity all accounts subject to backup withholding under the Internal Revenue Code.

                              (c) All federal, state, and local payroll,
withholding, property, sales, use and transfer taxes, if any, which are due and payable by Seller relating to the operation of the Branches on or prior to the Closing Date shall be paid in full or Seller shall have made appropriate provision for such payment in accordance with ordinary business practices.

                    6.09 COMPLIANCE WITH LAWS. Seller is not in violation of any law, statute, rule, governmental regulation or order, or court decree or judgment which violation might have a material adverse effect on the Assets.

                    6.10 LITIGATION OR OTHER PROCEEDINGS. There is no suit, action or legal, administrative, arbitration or other proceeding or governmental investigation pending, or to the knowledge of Seller threatened, which might have a material and adverse financial effect on Seller, the Assets, the liabilities assumed or the business and operations of the Branches.

                    6.11 INCHOATE CLAIMS. Seller has no notice or knowledge of any agreement, claim or controversy, relating to Seller either directly or indirectly, which


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


might result in a suit, action, proceeding or other formal procedure against Seller relating to the Assets, the liabilities assumed, or the business and operations of the Branches, nor knowledge of any circumstances which might give rise to such claim or controversy other than in the normal course of banking business.

                    6.12 BROKER'S OR FINDER'S FEE. All negotiations relative to the transactions contemplated hereby have been carried on by Seller directly with Purchaser and without the intervention on behalf of Seller of any other person in such manner as to give rise to any valid claim against any of the parties hereto for a finder's fee, brokerage commission or other similar payment.

                    6.13 INSURANCE. Seller has in full force and effect policies or insurance and fidelity bonds of type and in amounts that are customary in the banking industry for an institution of comparable size and Seller will continue all of such insurance and bonds in full force and effect and will give all notices and present all claims thereunder in due and timely fashion up and to the Closing Date.

                    6.14 ACCIDENTS AND CLAIMS. There have been no accidents or similar events relating to the Branches which have resulted, or may result, in claims against Seller which are not either fully covered by insurance, or by reserves, or other provisions created, or made, for such claims.

                    6.15 EMPLOYMENT AGREEMENTS. Seller is not a party to (i) any written employment, (ii) any oral or written management agreement, or
(iii) any oral employment agreement with personnel of the Branches which cannot be terminated at the election of Seller on not more than thirty (30) days' notice.

                    6.16 HAZARDOUS SUBSTANCES. The Branches and the use and operation of the Branches are in compliance with all federal, state or local laws, ordinances or regulations relating to industrial hygiene or to the environmental conditions on, under or about the Branches including without limitation air, soil, surface water and groundwater conditions. To the best knowledge of Seller, there are no environmental, health or safety conditions on, under or about the Branches, including without limitation the air, soil, surface water and groundwater that would materially interfere with the conduct of the business of the Branches or materially adversely affect the Branches, the Assets, or the assumed liabilities. To the best of the knowledge of Seller, neither Seller nor any third party, including, without limitation, Seller's predecessors in title to the Branches, have used or installed any underground tanks or gas or oil wells, or used, generated, manufactured, treated, stored, placed, deposited, discharged, released or disposed of on, under or about the Branches or transported to or from the Branches any Hazardous Substances (as defined below). The Branches have never been used as a dump or landfill site, there are no asbestos-containing materials in the Branches or incorporated into the improvements, there are and have been no polychlorinated biphenyl ("PCB")-containing electrical transformer flourescent light fixture with ballasts or other PCB Item, as defined at 40 C.F.R. Section 761.3 or any PCB-containing fluid on the Branches, nor to the best knowledge of the Seller are there or have there ever been any investigations, notices of violations, requests for information or claims of any kind asserted or threatened to be asserted by any person, including any federal, state or local governmental agency relating to the storage, disposal, discharge or release of any Hazardous Substances. For purposes of this Agreement, "Hazardous Substances" shall mean any flammable, explosive, radioactive material, hazardous waste, toxic substance or related material and any other substance or material defined or designated as a hazardous or toxic substance, material or waste by any federal, state or local law or environmental statute, regulation or ordinance presently in effect and shall include, without limitation, (i) those substances included within the definition of "hazardous substances," "hazardous materials," "toxic


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


substances" or "solid waste" in the Comprehensive Environmental
Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601, ET SEQ., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901 ET SEQ., the Toxic Substances Control Act, 15 U.S.C. Sections 2601 ET SEQ., and the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801 ET SEQ., and in the regulations promulgated pursuant to said laws; (ii) those substances listed in the United States Department of Transportation Table (49 C.F.R. 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 C.F.R. Part 302 and amendments thereto); (iii) such other substances, materials and wastes which are regulated under applicable local, state or federal law, or the United States government, or which are classified as hazardous or toxic under federal, state or local laws or regulations; and (iv) any material, waste or substance which is or contains
(i) petroleum, (ii) asbestos or (iii) PCB, or which is designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Sections 1251 ET SEQ. (33 U.S.C. Section 1321) or listed pursuant to
Section 307 of the Clean Water Act (33 U.S.C. Section 1317).

                    6.17 DEPOSITS. Attached hereto as Schedule 6.17 is a true and accurate schedule of all Deposits (including IRAs), and related information, which are domiciled at the Branches, prepared as of a date within 10 calendar days of the Agreement Date (which Schedule shall be updated at and as of the Determination Date and, as updated, shall be true and accurate as of such date). The Deposits are insured by the Bank Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC") to applicable legal limits. To the best knowledge of the Seller, the Deposits were solicited and currently exist in material compliance with all applicable requirements of federal, state and local laws and regulations promulgated thereunder (for purposes of this clause, a Deposit would not be in material compliance if the non-compliance subjects the depository institution to any penalty or liability).

                    6.18  BRANCH LEASES.

                              (a) The Leases are valid, binding and
enforceable in accordance with their terms subject as to enforcement to bankruptcy, insolvency, reorganization, moratorium, laws governing fraudulent conveyance or equitable subordination principles and other laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity. Neither Seller nor the lessors under the Leases is in default under, and no event has occurred which, with notice or the lapse of time or both would constitute a default under the Leases. Seller has not previously been given notice of any event of default, or event or condition which with the giving of notice or the lapse of time, or both, would constitute a default under the Leases. Seller has delivered a true and correct copy of the Leases to Purchaser. The Leases are the only agreements between the Seller and the respective landlords thereunder relating to the Branch Premises. The respective Leases represent the entire agreement between the respective landlords thereunder and the Seller with respect to the Branches. All payments of rent or other monies required to be paid by Seller pursuant to the Leases have been paid. The terms of the Leases permit the premises subject to the Leases to be used as an office of a federal savings bank.

                              (b) Seller is not entitled to, and has made no
agreements with the landlords under the Leases, or landlords' agents, employees or representatives, concerning free rent, or other type of rental concession including, without limitation, lease support payments or lease buyouts.

                    6.19 CLOSING DATE. Each representation, warranty, covenant and agreement of Seller set forth in this Agreement shall be deemed to be made on and as of the date hereof and as of the Closing Date.

                    6.20 REPRESENTATION NOT MISLEADING. No representation or warranty by the Seller contained in this Agreement, nor in any statement, exhibit or schedule furnished to the Purchaser by the Seller under and pursuant to, or in anticipation of or in connection with, this Agreement contains or will contain on the Closing Date any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which it was or will be made, not misleading.

                    6.21 YEAR 2000. With regard to all of the Assets, Deposits, and other liabilities purchased or assumed by Purchaser as discussed in this Agreement, Seller is in compliance with the Interagency Guidelines Establishing Year 2000 Standards for Safety and Soundness.

           Section 7. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants to Seller as follows:

                    7.01 ORGANIZATION OF PURCHASER. Purchaser is a federal savings bank, duly organized, validly existing and in good standing under the laws of the United States of America and has all corporate power and authority and possesses all governmental and other permits, licenses, approvals and other authorizations to own or lease its properties and to carry on its business as now being conducted.

                    7.02 AUTHORITY: BINDING EFFECT. Purchaser has full right and authority to enter into this Agreement and, subject only to obtaining regulatory approvals, to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Purchaser; no other corporate acts or proceedings on the part of Purchaser are necessary to authorize this Agreement or the transactions contemplated hereby; and, subject only to obtaining regulatory approvals, this Agreement constitutes the valid and legally binding obligation of Purchaser.

                    7.03 BROKER'S OR FINDER'S FEES. All negotiations relative to the transactions contemplated hereby have been carried on by Purchaser directly with Seller and without the intervention on behalf of Purchaser of any other person in such manner as to give rise to any valid claim against any of the parties hereto for a finder's fee, brokerage commission or other similar payment.

           Section 8. CONDUCT AND TRANSACTIONS PRIOR TO CLOSING DATE. Seller covenants that, except as otherwise consented to in writing by Purchaser or provided in this Agreement, between the date of this Agreement and the Closing Date:

                    8.01 PRESERVATION OF THE BUSINESS OF SELLER. The business of Seller at the Branches shall be conducted only in the ordinary course. For purposes of this subsection, no transaction shall be considered in the ordinary course which (i) subjects the Assets to a risk of substantial diminution of value in the aggregate or (ii) has the effect of voluntarily committing Seller to dispose of any material amount of the Assets of $5,000 or more.

                    8.02 EMPLOYEE COMPENSATION. No increase will be made in the compensation of the employees at the Branches including, but not limited to, normal bonus, profit sharing and other compensation, or the rate of total compensation payable or to become payable by Seller to any employees at the Branches, except as approved by Purchaser provided such approval shall not be unreasonably withheld, delayed, or denied.

                    8.03 ACCESS TO THE BANK: CONFIDENTIALITY; DUE DILIGENCE; AND TERMINATION. Seller agrees that it will afford Purchaser access to the Branches for the purpose of conducting a due diligence investigation and review of (i) any of the Assets (or documents establishing title thereto),
(ii) any Contracts, agreements or instruments relating to the liabilities assumed to which Seller is a party, and (iii) such other books of account, tax and insurance records, and other matters of business operations as Purchaser might reasonably request; provided, however, that such due diligence investigation shall be completed on or before June 30, 1999 (the "Due Diligence Expiration Date"). Such investigation and review shall be conducted in a manner that does not unreasonably interfere with the normal operations of the Branches. Seller shall cause the personnel of the Branches to assist Purchaser in making such investigation and shall cause the counsel, accountants, employees and other representatives of Seller to be reasonably available to Purchaser for such purposes. Purchaser shall hold in strict confidence all documents and information (collectively, the "Information") concerning Seller so obtained (to the extent that such Information is not a matter of public record and except as may be required in Purchaser's applications for the regulatory approvals called for hereunder) and, if the transactions contemplated herein are not consummated, such confidence shall be maintained and all documents returned to Seller. Purchaser further agrees that if the transactions contemplated hereby are not consummated for any reason, Purchaser will not use the Information in competition with Seller or in any other way detrimental to Seller. Further, Purchaser agrees to transmit the Information only to its representatives who need to know the Information for the purpose of evaluating the transactions referred to above and who are informed by the Purchaser of the confidential nature of the Information. In the event Purchaser notifies Seller in writing on or before the Due Diligence Expiration Date that the Purchaser has completed its due diligence investigation, has found the Branches and the results of operations thereof not to be substantially as heretofore represented to Purchaser, and Purchaser terminates this Agreement, this Agreement shall be terminated and none of the Parties shall have any further obligations hereunder except those relating to confidentiality. Purchaser shall also have access to the Branches as provided in Section 8.11 hereof.

                    8.04 RELATIONSHIP. Seller shall use its best efforts to maintain and preserve its relationships with customers of the Branches.

                    8.05 PUBLIC ANNOUNCEMENTS; PURCHASER'S RIGHT TO COMMUNICATE WITH BANK CUSTOMERS. Neither the Purchaser nor Seller shall make any press release, public announcements, or disclosure to any person or entity not having a need to know, including announcements to employees or customers, concerning the transactions provided for in this Agreement without the prior consent of the other party hereto, which consent shall not unreasonably be withheld, delayed, or denied. Purchaser shall also have the right to participate in preparing the text of any written communication which the Seller may mail to its customers concerning the proposed transaction or the assumption of their Deposits by the Purchaser.

                    8.06 PURCHASER'S REGULATORY APPROVALS. Purchaser, with the cooperation of the Seller, shall promptly prepare and file appropriate documents with the Office of Thrift Supervision, and any other regulatory agencies whose approval or consent may be required and thereafter use its best efforts to obtain timely the requisite, unconditional approvals for the transactions contemplated hereby from those agencies.

                    8.07 CERTAIN ACTIONS. Seller shall not take any action or omit to take any action which would make any representation or warranty contained in Section 6 hereof untrue in any material respect.

                    8.08 NO OFFERS OR NEGOTIATIONS. Neither Seller nor its affiliates will, directly or indirectly, through any officer, director, stockholder, agent or other person, negotiate, solicit, initiate or encourage submission of proposals or offers from any other persons (including without limitation any of its or their officers, directors, employees or significant stockholders) relating to any acquisition or purchase of any portion of the Assets or liabilities to be assumed by Purchaser, or any equity interest in Seller or any business interest in Seller or any subsidiary which would impair or otherwise interfere with the consummation of the transactions contemplated hereby. Seller shall promptly cease and cause to be terminated any current negotiations conducted with any parties other than Purchaser with respect to the acquisition or purchase of any portion of the Assets or liabilities to be assumed by Purchaser, or any equity interest in Seller or any business interest in Seller or any subsidiary which would impair or otherwise interfere with the consummation of the transactions contemplated hereby, and shall request the immediate return of any and all information supplied to any such party in connection therewith. Any consent heretofore granted by Seller or its affiliates to permit persons to make any such proposal (other than consents given to Purchaser) shall immediately be withdrawn and no further consents, waivers or amendments shall be granted by Sellers.

                    8.09 IRA ACCOUNTS. Prior to the Closing Date, Purchaser shall designate a successor trustee or custodian, which may be Purchaser, as to any IRA constituting a liability to be assumed by Purchaser and for which Seller acts as trustee or custodian. Seller will transfer the trusteeship or custodianship of all such IRAs to such successor trustee or custodian on the Closing Date. Seller shall be responsible for all federal, state and local income tax reporting for such accounts for the period ending on the Closing Date, and the successor trustee or custodian shall be responsible for such reporting thereafter.

                    8.10 OPERATIONAL AND DATA PROCESSING CONVERSION MATTERS. Seller shall cooperate with Purchaser's reasonable requests in order to accommodate any and all requirements for Purchaser to convert the operations of the Branches from branches of Seller to branches of Purchaser, including without limitation any requirements for the conversion of data processing to Purchaser's systems. Seller covenants that it will assist Purchaser with Purchaser's reasonable requests following the Closing in the event that Purchaser is unable to complete its requirements prior thereto.

                    8.11 ACCESS TO BOOKS AND RECORDS. Seller shall furnish Purchaser with such additional financial and other data and information regarding the Assets and liabilities to be assumed as Purchaser reasonably may request from time to time, including without limitation any information required for inclusion in all government applications necessary to effect the transaction contemplated hereby. Upon reasonable notice, Seller shall permit officers and authorized representatives of Purchaser access to inspect the Branches during normal business hours or at such other time mutually agreed by both parties and permit Purchaser to make or cause to be made such reasonable investigation of information and material relating to the condition of the Branches, including, if any, general and subsidiary ledgers, deposit records and other information concerning the business, property and legal questions concerning the Branches as Purchaser reasonably deems necessary or advisable.

           Section 9. OBLIGATION OF PARTIES AFTER THE CLOSING. After the Closing Date, and in addition, and not by way of limiting any of the foregoing:

                    9.01  BUSINESS RELATIONSHIPS.

                              (a) For a period of 36 months after the Closing
Date, Seller shall not cause, or attempt to cause or induce, directly or indirectly, any person now or hereafter employed at the Branches to terminate such employment; nor cause, directly or indirectly, or attempt to cause, any customer or depositor whose name now or hereafter appears on the books and records of the Branches to withdraw her, his or its banking affiliation from the Branches; provided, however, the mere fact that Seller hires any person formerly employed at the Branches or accepts banking business from a former customer or depositor of the Branches shall not be deemed to prove Seller's breach under this subsection 9.01.

                              (b) From and after the Closing, and for a
period of two years following the Closing Date, Seller and its subsidiaries, affiliates, successors or assigns shall not, and shall not enter into any agreement to, acquire, lease, purchase, own, operate or use any building, office or other facility or premises located within a twenty-five (25) mile radius of the locations of the Branches for the purpose of accepting deposits, cashing checks, making loans or conducting general banking business; provided, however, this provision shall not apply to ATMs.

                    9.02 TRANSIT ITEMS. Each party shall exercise its best efforts to assist the other party in the adjustment and delivery of all overages and shortages of documentary and cash items in transit and items in collection as of the Closing Date, as the interest in such items of the respective parties hereto may then appear.

                    9.03  INDEMNIFICATION.

                              (a) Seller agrees to and does hereby indemnify,
defend and hold Purchaser harmless from any loss, demand, obligation, cost, expense or liability (including reasonable attorney's fees and expenses) (i) arising out of any actions, suits or other proceedings commenced prior to, or on or after, the Closing Date which relate to the operations at the Branches on or prior to the Closing Date, or which arise out of any wrongful act, omission or negligence of Seller relating to the operations of the Branches, the Assets or the assumed liabilities on or prior to the Closing Date, or
(ii) arising out of any breach by Seller of its representations, warranties, covenants or agreements contained herein or in any instrument, document or certificate delivered to Purchaser pursuant hereto.

                              (b) Purchaser agrees to and does hereby
indemnify, defend and hold Seller harmless from any loss, demand, obligation, costs, expense or liability (including reasonable attorney's fees and expenses) (i) arising out of any actions, suits or other proceedings which relate to the operations at the Branches subsequent to the Closing Date, or which arise out of any wrongful act, omission or negligence of Purchaser relating to the operations of the Branches, the Assets or the assumed liabilities subsequent to the Closing Date; or (ii) arising out of any breach by Purchaser of its representations, warranties, covenants or agreements contained herein or in any instrument, document or certificate delivered to Seller pursuant hereto.

                    9.04 TAX REPORTING. Seller and Purchaser agree that each party shall be solely responsible for providing to the Internal Revenue Service and to each depositor, other holder of a liability assumed or customer, to the extent required by law, Forms 1098,1099 INT, 1099R and 5498 and other applicable reporting forms with respect to each of the liabilities assumed and Assets transferred for the period during which Seller or Purchaser, as applicable, administers such liabilities or Assets during 1999.

           Section 10. RISK OF LOSS. Pending the Closing, the risk of loss in regard to the Assets shall be upon Seller. After Closing, the risk of loss in regard to the Assets shall be on Purchaser. Each party shall procure insurance, as appropriate, to cover such risks.

           Section 11. CONDITIONS TO OBLIGATIONS OF PARTIES. The obligations of Purchaser and Seller to consummate the transactions contemplated hereby to be consummated shall be subject to the condition that all orders, consents and approvals of regulatory agencies necessary in order for the transactions provided for in this Agreement to be lawfully accomplished shall have been obtained in form and substance satisfactory to the Purchaser.

           Section 12. CONDITIONS TO OBLIGATIONS OF PURCHASER. The obligations of Purchaser hereunder shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, unless Purchaser shall have waived such condition in writing.

                    12.01 REPRESENTATIONS AND WARRANTIES OF SELLER. The representations and warranties of Seller contained herein shall be true in all material respects when made and at the Closing Date with the same force and effect as though made at and as of such time, and Seller shall have performed all obligations and complied with all covenants required under this Agreement to be performed or complied with by it on or prior to the Closing Date. Seller shall have delivered to Purchaser a certificate dated as of the Closing Date to such effect.

                    12.02 LITIGATION. At the Closing Date, there shall not be pending or threatened any litigation in any court or any proceeding before or by any governmental department, agency or instrumentality in which it is sought to restrain or prohibit or obtain damages in respect of the consummation of the transactions contemplated hereby, to cause a divestment by~Seller or Purchaser of any significant portion of their respective assets or to impose any limitation upon the exercise by Purchaser of its general banking powers subsequent to consummation of the transactions contemplated hereby.

                    12.03 NO MATERIAL ADVERSE CHANGE. There shall not have occurred any material adverse change from February 28, 1999, to the Closing Date in the business of the Branches, the Assets, the Transferred Loans, the Deposits, or the Assets; provided, however, in no event shall the resignation of any employee (or any adverse change resulting primarily from the resignation of an employee) be deemed a material adverse change for the purpose of this paragraph.

                    12.04 LEASE AGREEMENT. The consents of the landlords under the Leases to the assignment by Seller of the Leases to Purchaser, shall have been obtained without the imposition of conditions Purchaser deems unduly burdensome or unreasonable. Such consents shall be in form and substance satisfactory to Purchaser in the exercise of its sole discretion, and shall include the respective landlord's representation and warranty to Purchaser that each respective Lease is a valid and binding obligation of landlord.

           Section 13. CONDITIONS TO OBLIGATIONS OF SELLER. The obligations of Seller hereunder shall be subject to the satisfaction on or prior to the Closing Date of the following condition, unless waived in writing by Seller:

                    13.01 REPRESENTATIONS AND WARRANTIES OF PURCHASER. The representations and warranties of Purchaser hereunder shall be true in all material respects when made and at the Closing Date with the same force and effect as though made at and as of such time, and Purchaser shall have performed all obligations and complied with all covenants required under this Agreement to be performed or complied with by it on or prior to the Closing Date. Purchaser shall have delivered to Seller a certificate dated as of the Closing Date to such effect.

           Section 14. NOTICE TO DEPOSITORS. Seller agrees that Purchaser may, jointly with Seller give notice to depositors of its assumption of the Deposits at the Branches in the form of an open letter and/or such form as may be required by law.

           Section 15. TERMINATION OF AGREEMENT. This Agreement may be terminated at any time prior to the Closing.

                              (a) By the consent in writing of the
Purchaser and Seller;

                              (b) By the Purchaser in writing if any of the
conditions precedent to the obligations of the Purchaser contained in Section 12 of this Agreement or the conditions of the obligations of the parties contained in Section 11 of this Agreement shall not have been satisfied prior to September 30, 1999;

                              (c) By the Seller in writing if any of the
conditions precedent to the obligations of the Seller contained in Section 13 of this Agreement or the conditions to the obligations of the parties contained in Section 11 of this Agreement shall not have been satisfied prior to September 30, 1999.

In the event of the termination of this Agreement pursuant to the provisions of this section, this Agreement shall be of no further force and effect, and no party hereto shall have any liability or further obligation to the other Party to this Agreement except for the covenants regarding confidentiality which sections shall survive any such termination and continue in full force and effect thereafter. Notwithstanding the foregoing, in the event the transactions contemplated by this Agreement are not consummated due to the failure of any conditions precedent to the consummation of the transactions resulting from a breach of a representation, warranty or obligation arising under this Agreement by a Party, then the other Party, upon termination of this Agreement, shall be entitled to all appropriate legal and equitable remedies.

           Section 16. MISCELLANEOUS.

                    16.01 EXPENSES. Whether or not the transactions contemplated herein shall be consummated, Purchaser and Seller each shall pay its own expenses incident to, preparing for, entering into and carrying into effect the terms of this Agreement.

                    16.02 NOTICES. Any notice or communication required or permitted to be made hereunder shall be in writing, and shall be deemed to have been made if personally delivered in return for a receipt, or if mailed, by registered or certified mail, return receipt requested, to the parties at the addresses shown below. The date of personal delivery shall be the date of giving notice or if mailed in the manner prescribed above, notice shall be deemed to have been given three business days after the mailing.

           If to Purchaser:            FirstBank
                                       Mr. Ken Huey, President
                                       801 Pile
                                       Clovis, NM 88101
                                       (505) 762-4417 - Telephone
                                       (505) 762-5775 - Facsimile

           with a copy to:             Mr. G. Waverly Vest, Jr.

                                       Bracewell & Patterson, L.L.P.
                                       711 Louisiana Street, Suite 2900
                                       Houston, TX 77002
                                       (713) 221-1332 - Telephone
                                       (713) 221-1212 - Facsimile

           If to Seller:               Mr. James Ulrich, Senior Vice-President,
                                       Mergers and Acquisitions
                                       BOK Financial Corporation
                                       P.O. Box 2300
                                       Tulsa, Oklahoma 74192
                                       (918) 588-6135 - Telephone
                                       (918) 588-6583 - Facsimile

           with a copy to:             Mr. Frederic Dorwart
                                       Old City Hall
                                       124 East Fourth Street
                                       Tulsa, Oklahoma 74103-5010
                                       (918) 583-9945 - Telephone
                                       (918) 583-8251 - Facsimile

                    16.03 ENTIRE AGREEMENT. This Agreement sets forth the entire understanding of the parties hereto and supersedes all prior agreements and understandings, whether oral or written. This Agreement shall not be modified or amended except by written agreement of all parties hereto.

                    16.04 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto, their respective legal representatives, successors and assigns; provided, however, that no assignment of this Agreement or any rights or obligations hereunder may be made by any party hereto without the prior written consent of the other party and no assignment by any party hereunder shall relieve said party of any of its obligations or duties hereunder.

                    16.05 FURTHER ASSURANCES. Each of the parties hereto agrees to execute and deliver such further agreements, assurances, instruments and documents at any time reasonably requested by another party as are necessary or desirable in order to consummate the transactions contemplated by this Agreement.

                    16.06 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All covenants, representations and warranties contained in this Agreement shall survive the execution and delivery hereof ; provided, however, the representations and warranties set forth in Section 6 and Section 7 shall survive the execution and delivery hereof only if notice of an alleged breach is given to the allegedly breaching Party within eighteen (18) months of the Closing.

                    16.07 CONSTRUCTION. This Agreement shall be construed and interpreted in accordance with the laws of the State of New Mexico applicable to contracts made and performed entirely therein.

                    16.08 SECTION HEADINGS. The section headings contained in this Agreement are for convenience and reference only and shall not in any way affect the meaning or interpretation of this Agreement.

                    16.09 COUNTERPARTS. This Agreement may be executed in any number of identical counterparts, each of which shall be deemed an original for all purposes, but all of which taken together shall form but one Agreement. This Agreement may be executed and delivered by facsimile transmission of a counterpart signature page hereof.

                    16.10 ATTORNEY FEES. In any action brought by a party hereto to enforce the obligations of any other party hereto, the prevailing party shall be entitled to collect from the opposing party to such action such party's reasonable litigation costs and attorneys fees and expenses (including court costs, reasonable fees of accountants and experts, and other expenses incidental to the litigation).

                    IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.


           PURCHASER:                              FIRSTBANK

                                                By     /s/ KEN HUEY, JR.
                                                   ---------------------
                                                   Ken Huey, President

Attest:

   /s/  KATHY ALLENBERG      , Corporate Secretary
----------------------------
                    [Seal]




           SELLER:                     BANK OF ALBUQUERQUE, N.A.

                                       By      /s/ JAMES A. WHITE
                                             -----------------------
                                       James A. White, Executive Vice President


Attest:

              /s/    TAMERA R. WAGMAN
             -----------------------------
                ASSISTANT    , Secretary
             ----------------
                    [Seal]